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                                                                      EXHIBIT 15


La Quinta Inns, Inc.
San Antonio, Texas

Gentlemen:

Re:   Registration Statements Nos. 33-26470, 2-97266,
      2-67606, 33-55102, 33-58866 and 333-00309.

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated April 19, 1996, related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.





                                             KPMG Peat Marwick LLP



San Antonio, Texas
April 19, 1996





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